UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2017

YogaWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38151	47-1219105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5780 Uplander Way

Culver City, California 90230

(Address of principal executive offices) (Zip Code)

(310) 664-6470

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendment to Bylaws.

On August 16, 2017, in connection with the closing of the initial public offering, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors to become effective in connection with closing of the initial public offering, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform certain provisions of the Amended and Restated Bylaws to the Company’s Fourth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 14, 2017.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On August 16, 2017 the Company completed its initial public offering of 7,300,000 shares of its common stock at a price to the public of $5.50 per share. A copy of the press release announcing the closing of the initial public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of YogaWorks, Inc.

99.1	Press release dated August 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOGAWORKS, INC.

Date: August 16, 2017	By:	/s/ Vance Chang
Vance Chang Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of YogaWorks, Inc.

99.1	Press release dated August 16, 2017.